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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549



                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



        Date of report (Date of earliest event reported): April 30, 2007


                                PVF Capital Corp.
                                -----------------
               (Exact Name of Registrant as Specified in Charter)

          Ohio                           0-24948                  34-1659805
----------------------------      ----------------------     -------------------
(State or Other Jurisdiction      Commission File Number      (I.R.S. Employer
    of Incorporation)                                        Identification No.)

                 30000 Aurora Road, Solon, Ohio            44139
            -------------------------------------------------------
            (Address of Principal Executive Offices)     (Zip Code)

       Registrant's Telephone Number, Including Area Code: (440) 248-7171
                                                           --------------

                                 Not Applicable
     -----------------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 5.02  DEPARTURE OF DIRECTORS OR CERTAIN  OFFICERS;  ELECTION OF DIRECTORS;
APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENT OF CERTAIN OFFICERS

      On April 30, 2007, PVF Capital Corp. (the "Company"), the holding company for Park View Federal Savings Bank (the "Bank"), and the Bank entered into amendments (the "Amendments") to its severance agreements with each of John R. Male, the Chairman of the Board and Chief Executive Officer of the Company and the Bank, C. Keith Swaney, the President and Chief Operating Officer of the Company and the Bank, the Treasurer of the Company and the Chief Financial Officer of the Bank, and Jeffrey N. Male, the Vice President and Secretary of the Company and the Executive Vice President of the Bank (each, an "Executive," and, collectively, the "Executives"). The Amendment increased the payment to be made to each Executive in the event of the Executive's involuntary termination of employment, or voluntary termination for "good reason," within one year following a "change in control" of the Bank or the Company other than for "cause," as such terms are defined in the severance agreements, from a sum equal to two times the Executive's annual compensation to a sum equal to three times the Executive's annual compensation. In addition, each Amendment provides that in the event the Executive receives payments under the severance agreement that are subject to the excise tax imposed under the Internal Revenue Code of 1986, as amended, the Company will pay to the Executive an additional amount sufficient that the net amount retained by the Executive shall be equivalent to the amount he would have received prior to imposition of the excise tax. Pursuant to Securities and Exchange Commission regulations, the Amendments will be filed as exhibits to the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2007.

ITEM 8.01  OTHER EVENTS

      On April 30, 2007, John R. Male, Chairman of the Board of Directors of the Company, sent a letter to Mr. Umberto P. Fedeli, the owner of 6.0% of the Company's outstanding common stock, relating to Mr. Fedeli's request that the Board of Directors of the Company approve any purchase of Company shares by Mr. Fedeli which would result in his becoming an "interested shareholder" as defined in Chapter 1704 of the Ohio Revised Code. For further information, see Mr. Male's letter dated April 30, 2007, which is incorporated herein by reference and filed herewith as Exhibit 99.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS

  (a)    Not applicable.
  (b)    Not applicable.
  (c)    Not applicable.
  (d)    The following exhibit is filed herewith:

         Exhibit 99 Letter to Umberto P. Fedeli from John R. Male dated April 30, 2007

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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      PVF CAPITAL CORP.



                                  By: /s/ Jeffrey N. Male
                                      ------------------------------
                                      Jeffrey N. Male
                                      Vice President and Secretary
                                      (Duly Authorized Representative)

Dated:  April 30, 2007